Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock Funds III of our report dated December 20, 2024, relating to the financial statements and financial highlights, which appears in BlackRock LifePath ESG Index Retirement Fund, BlackRock LifePath ESG Index 2030 Fund, BlackRock LifePath ESG Index 2035 Fund, BlackRock LifePath ESG Index 2040 Fund, BlackRock LifePath ESG Index 2045 Fund, BlackRock LifePath ESG Index 2050 Fund, BlackRock LifePath ESG Index 2055 Fund, BlackRock LifePath ESG Index 2060 Fund and BlackRock LifePath ESG Index 2065 Fund’s Annual Report on Form N-CSR for the year ended October 31, 2024 and BlackRock LifePath ESG Index 2070 Fund’s Annual Report on Form N-CSR for the period September 24, 2024 (commencement of operations) through October 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 24, 2025